Exhibit 99.1

Contact: Jane M. Elliott
770-829-8234 Voice
770-829-8267 Fax
For Immediate Release	investor.relations@globalpay.com

Global Payments Reports First Quarter Earnings

ATLANTA, October 1, 2009 — Global Payments Inc. (NYSE: GPN) today announced results for its fiscal first quarter ended August 31, 2009. For the first quarter, revenues grew 9% to $441.3 million compared to $405.8 million in the prior year. Diluted earnings per share were $0.71, flat when compared to the prior year quarter. On a constant currency basis, revenue and diluted earnings per share growth would have been 14% and 10%, respectively (See Schedule 5).

Chairman and CEO, Paul R. Garcia, stated, “Despite difficult macroeconomic conditions and unfavorable foreign currency trends affecting our year over year growth, we reported solid financial results driven by robust performance in our U.S. ISO channel, acquisition benefits from the U.K. and United Card Service and strong performance in our International businesses.

“Based on our current outlook, we continue to expect fiscal 2010 annual revenue of $1,690 million to $1,740 million, or 6% to 9% growth over fiscal 2009, and fiscal 2010 diluted EPS of $2.43 to $2.54, reflecting 9% to 14% growth over fiscal 2009 normalized EPS,” said Garcia.

Conference Call

Global Payments will hold a conference call today, October 1, 2009 at 5:00 p.m. EDT to discuss financial results and business highlights. Callers may access the conference call via the company’s Web site at www.globalpaymentsinc.com by clicking the “Webcast” button; or callers in North America may dial 1-888-668-1647 and callers outside North America may dial 1-913-312-0732. The pass code is “GPN.” A replay of the call may be accessed through the Global Payments’ Web site through October 15, 2009.

—More—

GPN Reports First Quarter Earnings

October 1, 2009

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe, and the Asia-Pacific region. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the United States and Europe to destinations in Latin America, Morocco, and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

This announcement and comments made by Global Payments’ management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: foreign currency risks which become increasingly relevant as we expand internationally, the effect of current U.S. economic conditions, including a decline in the value of the U.S. dollar, the impact of future performance and integration of recent acquisitions, the continued erosion of the value of our money transfer business and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

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SCHEDULE 1

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended August 31,
	2009	2008

Revenues	$441,310	$405,757

Operating expenses:
Cost of service	162,828	144,177
Sales, general and administrative	185,836	168,483

	348,664	312,660

Operating income	92,646	93,097

Other income (expense):
Interest and other income	731	3,371
Interest and other expense	(4,171)	(2,404)

	(3,440)	967

Income before income taxes	89,206	94,064
Provision for income taxes, net	(26,762)	(28,216)

Net income including noncontrolling interests	62,444	65,848
Less: Net income attributable to noncontrolling interests, net of tax provision (benefit) of $332 and $(35), respectively	(4,613)	(8,321)
Net income attributable to Global Payments	$57,831	$57,527

Earnings per share:
Basic	$0.72	$0.72

Diluted	$0.71	$0.71

Weighted average shares outstanding[1]:
Basic	80,554	79,828
Diluted	81,298	81,266

[1]

Pursuant to the retrospective adoption of FSP Emerging Issues Task Force 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”, basic and diluted weighted average shares outstanding have been increased by 366 and 160, respectively for the three months ended August 31, 2008.

SCHEDULE 2

SEGMENT INFORMATION (UNAUDITED)

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended August 31,
	2009	2008
Revenues:
United States	$222,767	$200,696
Canada	81,225	85,944

North America Merchant Services	303,992	286,640

Europe	80,467	61,602
Asia-Pacific	25,473	20,718

International Merchant Services	105,940	82,320

Money Transfer	31,378	36,797

Total Revenues	$441,310	$405,757

Operating Income:
North America Merchant Services	$75,921	$83,069
International Merchant Services	28,749	20,402
Money Transfer	3,403	4,478
Corporate	(15,427)	(14,852)

Operating Income	$92,646	$93,097

SCHEDULE 3

UNAUDITED CONSOLIDATED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	August 31, 2009	May 31, 2009 [1]
Assets
Cash and cash equivalents	$1,072,349	$426,935
Accounts receivable, net	125,676	122,831
Claims receivable, net	881	607
Settlement processing assets	11,990	6,675
Inventory, net	13,283	5,914
Deferred income taxes	2,984	3,789
Prepaid expenses and other current assets	25,393	28,437

Current assets	1,252,556	595,188

Property and equipment, net	182,184	176,226
Goodwill	626,212	625,120
Other intangible assets, net	251,076	258,094
Deferred income taxes	93,605	—
Other assets	25,295	22,193

Total assets	$2,430,928	$1,676,821

Liabilities and Shareholders’ Equity
Lines of credit	$12,122	$10,174
Notes payable - current portion	95,893	29,393
Payables to money transfer beneficiaries	7,878	12,343
Accounts payable and accrued liabilities	165,690	167,700
Settlement processing obligations	723,812	106,934
Income taxes payable	24,378	9,633

Current liabilities	1,029,773	336,177

Notes payable	374,366	167,610
Deferred income taxes	76,652	76,405
Other long-term liabilities	22,837	19,009

Total liabilities	1,503,628	599,201

Commitments and contingencies

Redeemable noncontrolling interests	96,613	399,377
Shareholders’ equity:
Preferred stock	—	—
Common stock	—	—
Paid-in capital	414,892	405,241
Retained earnings	404,934	273,090
Accumulated other comprehensive income (loss)	9	(10,901)

Total Global Payments shareholders’ equity	819,835	667,430
Noncontrolling interest	10,852	10,813

Total equity	830,687	678,243

Total liabilities and equity	$2,430,928	$1,676,821

[1]	May 31, 2009 amounts have been adjusted to retrospectively conform with FAS 160 and EITF Topic D-98.

SCHEDULE 4

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended August 31,
	2009	2008 [1]
Cash flows from operating activities:
Net income including noncontrolling interests [2]	$62,444	$65,848
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	9,002	9,553
Amortization of acquired intangibles	7,920	7,243
Share-based compensation expense	3,004	3,291
Provision for operating losses and bad debts	6,769	5,614
Deferred income taxes	1,596	934
Other, net	(158)	(266)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(2,883)	(41,189)
Claims receivable	(4,137)	(5,445)
Settlement processing assets and obligations, net	608,711	(4,206)
Inventory	(7,381)	(2,500)
Prepaid expenses and other assets	(58)	2,502
Payables to money transfer beneficiaries	(4,465)	4,628
Accounts payable and accrued liabilities	1,379	3,392
Income taxes payable	14,765	18,375

Net cash provided by operating activities	696,508	67,774

Cash flows from investing activities:
Business and intangible asset acquisitions	(249)	(442,123)
Capital expenditures	(11,101)	(7,663)
Proceeds from sale of investment and contractual rights	253	5,737

Net cash used in investing activities	(11,097)	(444,049)

Cash flows from financing activities:
Net borrowings on lines of credit	1,948	9,106
Proceeds from issuance of notes payable	300,487	200,000
Principal payments under notes payable	(27,487)	—
Acquisition of redeemable noncontrolling interests	(307,675)	—
Proceeds from stock issued under share-based compensation plans	4,048	2,910
Tax benefit from share-based compensation plans	2,599	976
Dividends paid	(1,616)	(1,596)
Contribution from noncontrolling interest holder	—	8,857
Distribution to noncontrolling interests	(13,998)	(2,469)

Net cash (used in) provided by financing activities	(41,694)	217,784

Effect of exchange rate changes on cash	1,697	(9,848)

Increase (decrease) in cash and cash equivalents	645,414	(168,339)
Cash and cash equivalents, beginning of period	426,935	456,060

Cash and cash equivalents, end of period	$1,072,349	$287,721

[1]	Certain amounts for the three months ended August 31, 2008 have been adjusted to retrospectively conform with FAS 160 and EITF Topic D-98.
[2]	Based on adoption of FAS 160, net income presented includes net income attributable to noncontrolling interest, net of taxes of $4,613 and $8,321, respectively.

SCHEDULE 5

CONSTANT CURRENCY SUMMARY and FY2009 RECONCILIATION SCHEDULE

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Constant Currency Summary

(in millions, except for per share data)	Q1 FY10 Actual	% change Q1 FY08

Fiscal 2010 Revenues
Constant currency[1]	$462	14%
Foreign currency impact[2]	(21)	-5%

GAAP Revenues	$441	9%

Fiscal 2010 Diluted Earnings Per Share
Constant currency[1]	$0.78	10%
Foreign currency impact[2]	(0.07)	(10)%

GAAP Diluted EPS	$0.71	0%

We supplemented our reporting of total revenues and earnings per share information determined in accordance with GAAP by reporting revenues and earnings per share for fiscal 2010 on a “constant currency” basis in this earnings release as a measure to help evaluate performance. We calculated revenues and earnings per share on a constant currency basis by converting our fiscal 2010 actual revenues and expenses at fiscal 2009 exchange rates. We exclude the impact of exchange rate fluctuations in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations, and our management uses constant currency measures to evaluate the impact of operational business decisions. Our revenues and earnings per share reported on a constant currency basis should be considered in addition to, and not as a substitute for, revenues and earnings per share determined in accordance with GAAP. Our measures of revenues and earnings per share on a constant currency basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

[1]	Reflects current period results on a pro forma basis as if foreign currency rates did not change from the comparable prior year period.
[2]	Reflects the impact of changes in foreign currency rates from the comparable prior year period.

FY2009 Reconciliation Schedule

For Year Ended May 31,	2009
(in millions, except for per share data)	Normalized	Impairment[3]	GAAP
	(Unaudited)

Revenues	$1,601,524	$—	$1,601,524

Total Operating expenses	1,292,431	147,664	1,440,095

Operating income	309,093	(147,664)	161,429

Net income	$180,793	$(143,576)	$37,217

Diluted shares [4]	81,049	—	81,049
Diluted earnings per share	$2.23	$(1.77)	$0.46

We supplemented our reporting of earnings per share information determined in accordance with GAAP by reporting earnings per share for fiscal 2009 on a “normalized” basis in this earnings release as a measure to help evaluate performance. We exclude the impact of impairment charges in order to more clearly focus on the factors we believe are pertinent to the daily management of our operations, and our management uses normalized measures to evaluate the impact of operational business decisions. Our earnings per share reported on a normalized basis should be considered in addition to, and not as a substitute for, earnings per share determined in accordance with GAAP. Our measures of earnings per share on a normalized basis reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

[3]	Impairment charges consist of goodwill and other intangible asset impairments in the Money Transfer segment. Also reflects the related income tax benefit.
[4]

Pursuant to the retrospective adoption of FSP Emerging Issues Task Force 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”, diluted weighted average shares outstanding have been increased by 57 for the twelve months ended May 31, 2009.